                                   EXHIBIT 11
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


RETURN ON EQUITY AND ASSETS

                                                                                            12/31/97
                                                                                            TO
                                                                  ANNUALIZED                6/30/98
                                                                  ----------                -------
Return on average total assets                                    -3.30%                    -1.65%
Return on average equity                                          -22.91%                   -11.45%
Dividend Payout Ratio                                             NA                        NA
Average Equity to Average Assets                                                            14.42%


STATEMENT OF COMPUTER PER SHARE EARNINGS

Net Loss                                                                                    $(1,436,201)

Average Shares Outstanding                                                                  1,495,000

Basic and Diluted Loss Per Share                                                            $(0.96)











--------------------------------------------------------------------------------


                                       23